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                                                              EXHIBIT 13 (d) (i)





                                                     November 10, 1993


The Depository Trust Company
55 Water Street
New York, New York 10041

Attention:        General Counsel's Office

                  Re:      Van Kampen Merritt Advantage Municipal
                           Income Trust II -- Auction Preferred
                           Shares of Beneficial Interest ("APS")

Ladies and Gentlemen:

                  The purpose of this letter is to set forth certain matters relating to the issuance and sale by Van Kampen Merritt Advantage Municipal Income Trust II (the "Fund") of 800 shares of its preferred shares of beneficial interest, par value $.01 per share, liquidation preference $50,000 per share, designated as Auction Preferred Shares, Series A ("APS Series A") and 800 shares of its preferred shares of beneficial interest, par value $.01 per share, liquidation preference $50,000 per share, designated Auction Preferred Shares, Series B ("APS Series B") (collectively, the APS Series A and APS Series B are referred to herein as the "APS"), pursuant to the Fund's Declaration of Trust (as defined below). Pursuant to the auction agency agreement, dated as of November 10, 1993 (the "Auction Agency Agreement"), between the Fund and Bankers Trust Company ("Bankers Trust"), Bankers Trust will act as the auction agent, transfer agent, registrar and dividend and redemption price disbursing agent and agent for certain notifications for the Fund in connection with the shares of each series of APS (hereinafter referred to, when acting in any such capacity, as the "Auction Agent").

                  Pursuant to underwriting agreements, dated November 4, 1993 (the "Underwriting Agreements"), among



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Goldman, Sachs & Co., Smith Barney Shearson Inc., PaineWebber Incorporated,
Prudential Securities Incorporated, Kidder, Peabody & Co. Incorporated and A.G. Edwards & Sons, Inc. (the "Underwriters"), the Fund and Van Kampen Merritt Investment Advisory Corp. (the "Adviser"), the Underwriters have agreed to purchase from the Fund, and the Fund has agreed to issue and sell to the Underwriters, the Shares of each of APS Series A and APS Series B.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Fund has filed with the Securities and Exchange Commission a Registration Statement on Form N-2 and a prospectus and statement of additional information contained therein (the "Prospectus") concerning the issuance of the APS, which includes, among other things, a description of the role of The Depository Trust Company ("DTC") with respect to such APS. Attached hereto is a copy of the Prospectus.

                  Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Declaration of Trust (as defined below), a copy of which is attached hereto, unless the context otherwise requires.

                  To induce DTC to accept the APS as eligible for deposit at DTC and to act in accordance with its rules with respect to the APS, the Fund and the Auction Agent agree with DTC as follows:

                  1. The Fund shall cause the Underwriters to deliver at the closing with respect to the Underwriting Agreements, which is scheduled for November 10, 1993, for deposit with DTC one share certificate with respect to each series of APS (each an "APS Certificate"), which certificate will represent the total number of shares of each respective series of APS issued and registered in the name of DTC's nominee, Cede & Co. ("Cede"), and each



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such APS Certificate shall remain in DTC's custody as provided herein.

                  2. The Fund's Declaration of Trust, as amended, including the Certificate of Vote (sometimes referred to herein together with the Fund's Declaration of Trust as the "Declaration of Trust") establishing the rights and preferences of the shares of each series of APS, provides for the solicitation of consents from and voting by Holders of the shares of each series of APS under certain circumstances. The Fund shall establish a record date for such purposes and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

                  3. If fewer than all of the shares of any series of APS are to be redeemed pursuant to Part I, Section 3 of the Certificate of Vote, the number of shares of such series of APS to be redeemed shall be determined by the Board of Trustees of the Fund and the Fund shall notify the Auction Agent and DTC by 1:00 p.m., New York City time, (A) in the case of an optional redemption at least 30 days prior to the earliest date on which such redemption shall occur and (B) in the case of a mandatory redemption, if the Fund shall have received the relief from the Securities and Exchange Commission described in the Prospectus with respect to mandatory redemptions, on the second Business Day preceding the redemption date established by the Board of Trustees and specified in such notice. By the close of business on the day on which the Auction Agent receives a Notice of Redemption from the Fund, the Auction Agent will give telephonic notice to DTC, and the Auction Agent shall give DTC a hand delivered copy of such notice which will be marked "TIME CRITICAL" and shall include a copy addressed to Vice President, Reorganization Department (which call notice shall include the aggregate number of shares of such series of APS to be redeemed). Unless certificates representing the shares of such series of APS are held by Holders other than DTC or its nominee,



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DTC, upon receipt of a Notice of Redemption from the Auction Agent, will determine by lot the number of shares of such series of APS to be redeemed from the account of each DTC Participant ("Participant"). DTC shall use its best efforts to complete such lottery and notify the Auction Agent of the results of such lottery by 10:00 a.m., New York City time, on the Business Day following the date on which DTC receives the call notice from the Auction Agent. DTC shall notify the Auction Agent by such time that each Participant has credited to its DTC account shares of such series of APS that are selected for redemption by DTC ("Redemption Shares") and shall, using its best efforts, provide the Auction Agent with the names of the persons or departments at each such Participant to be contacted regarding such redemption. Each Participant, as necessary, will in turn determine by lot the number of Redemption Shares to be redeemed from the accounts of the Existing Holders of shares of such series of APS in sufficient time to enable the Auction Agent to notify the Broker-Dealer and such Existing Holders as provided in the Auction Agency Agreement.

                  4. The Declaration of Trust provides that the dividend rate for the shares of each series of APS may vary from time to time based upon the results of the implementation of the Auction Procedures set forth in Part II of the Certificate of Vote. The Auction Agent shall telecopy notice to Manager, Announcements, Dividends Department, The Depository Trust Company, at (212) 709-1723, of the Applicable Rate and the Dividend Payment Date with respect to the shares of each series of APS (the "Dividend Rate Notices") no later than the day following each Auction after implementation of such procedures and shall verify receipt by DTC of such notice by contacting the Supervisor, Announcements, Dividends Department, The Depository Trust Company, at (212) 709-1270. The Auction Agent shall make available, by telecopy, facsimile or other similar means, to Interactive Data Services, Inc., or any other announcement service to which DTC may subscribe, the Applicable Rate



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and the Dividend Payment Date on each Auction Date after implementation of such procedures.

                  5. The Prospectus indicates that each purchaser of shares of any series of APS or its Broker-Dealer must sign a Master Purchaser's Letter which contains provisions restricting transfer of such APS. The Fund and the Auction Agent acknowledge that so long as Cede is the sole record owner of shares of any series of APS, it shall be entitled to all voting rights applicable to such APS and to receive the full amount of all dividends, liquidation proceeds and redemption proceeds payable with respect to such APS. The Fund and the Auction Agent acknowledge that DTC shall treat any Participant having shares of any series of APS credited to its DTC account as entitled to the full benefits of ownership of such APS even if the crediting of shares of such APS to the DTC accounts of such Participant results from transfers or failures to transfer in violation of the provisions of the Master Purchaser's Letter. Without limiting the generality of the preceding sentence, the Fund and the Auction Agent acknowledge that DTC shall treat any Participant having shares of any series of APS credited to its DTC account as entitled to receive dividends, distributions and voting rights, if any, in respect of such APS and, subject to Section 11 hereof, to receive certificates evidencing such APS if such certificates are to be issued in accordance with the Fund's Declaration of Trust. (The treatment by DTC of the effects of the crediting by it of shares of such series of APS to the accounts of Participants described in the preceding two sentences shall not affect the rights of the Fund, participants in Auctions relating to shares of such series of APS or purchasers, sellers or Holders of shares of such series of APS against any Participant.) DTC shall have no responsibility to ascertain that any transfer of shares of any series of APS is made in accordance with the provisions of the Master Purchaser's Letter.



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                  6. All notices and payment advices sent to DTC shall contain the CUSIP number set forth in the respective APS Certificate.

                  7. Notices to DTC by facsimile transmission shall be sent to
(212) 709-1093 or (212) 709-1094. Notices to DTC by any other means shall be sent to:

                  Manager, Reorganization Department
                  Reorganization Window
                  The Depository Trust Company
                  7 Hanover Square, 23rd Floor
                  New York, New York 10004

                  8. Dividend payments shall be received by Cede, as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between the Fund or the Auction Agent and DTC). Such payments shall be made payable to the order of "Cede & Co." Absent any other existing arrangements such payments shall be addressed as follows:

                  Manager, Cash Receipts, Dividends
                  The Depository Trust Company
                  7 Hanover Square, 24th Floor
                  New York, New York 10004

                  9. Redemption payments shall be made in same-day funds by the Auction Agent in the manner set forth in the SDFS Paying Agent Operating Procedures (a copy of which previously has been furnished to the Auction Agent).

                  10. DTC may direct the Auction Agent to use any other telephone number for facsimile transmission, address or department of DTC as the number, address or department to which payments of dividends, redemption proceeds or notices may be sent.



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                  11. In the event of a partial redemption necessitating a
reduction in the number of outstanding shares of any series of APS, DTC, in its discretion, (a) may request the Fund to direct the Auction Agent to issue and authenticate a new APS Certificate with respect to the shares of the respective series of APS in exchange for surrender of the old APS Certificate with respect to such series or (b) shall make an appropriate notation on the APS Certificate with respect to such series indicating the date and amounts of such reduction in the outstanding shares of such series of APS, except in the case of a final redemption of shares of such series of APS in which case the APS Certificate with respect to such series must be surrendered to the Auction Agent prior to payment.

                  12. In the event that beneficial owners of shares of any series of APS shall be able to obtain certified shares, the Auction Agent may notify DTC of the availability of certificates representing the ownership of shares of such series of APS. In such event, the Auction Agent will issue, transfer and exchange APS Certificates with respect to such series as required by DTC and others in appropriate amounts.

                  13. Whenever DTC requests the Fund and the Auction Agent to do so, the Auction Agent and the Fund will cooperate with DTC in taking appropriate action to make available one or more separate certificates evidencing shares of any series of APS to any Participant having shares of such series of APS credited to its DTC account.

                  14. DTC may determine to discontinue providing its services as securities depository with respect to shares of any series of APS at any time by giving 90 days written notice to the Fund and the Auction Agent (at which time DTC will confirm with the Auction Agent the aggregate amount of outstanding shares of such series or APS). Under such circumstances, at DTC's request the Fund or the Auction Agent will cooperate with DTC in



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taking appropriate action to make available one or more separate certificates evidencing shares of such series of APS to any Participant having shares of such series of APS credited to its DTC account.

                  15. The Fund hereby authorizes DTC to provide to the Auction Agent position listings of its Participants with respect to shares of any series of APS from time to time at the request of the Auction Agent and upon DTC's receipt of its customary fee, and also authorizes DTC in the event of a partial redemption of shares of any series of APS to provide the Auction Agent, upon request, with the names of those Participants whose position in such APS has been selected for redemption by DTC. DTC agrees to use its best efforts to notify the Auction Agent of those Participants whose position in shares of such series of APS has been selected for redemption by DTC and to provide the Auction Agent with the names of the person or department at such Participants to contact regarding such redemption. The Fund authorizes the Auction Agent to provide DTC with such signatures, examples of signatures and authorizations to act as may be deemed necessary to DTC to permit DTC to discharge its obligations to its Participants and appropriate regulatory authorities.

                  This authorization, unless revoked by the Fund, shall continue with respect to shares of each series of APS while shares of each such series of APS are on deposit at DTC, until and unless the Auction Agent shall no longer be acting. In such event, the Fund shall provide DTC with similar evidence of authorization of any successor thereto to so act. Such requests for securities positions shall be addressed as follows:



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                  Supervisory; Proxy
                  Reorganization Department
                  The Depository Trust Company
                  7 Hanover Square; 23rd Floor
                  New York, New York 10004-2695
                  Phone (212) 789-6870
                  Fax (212) 709-6896

                  16. (a) The Prospectus indicates that the Fund may at any time designate a Special Dividend Period with respect to shares of any series of APS prior to the commencement of such Special Dividend Period. In the event of such designation, the Fund will notify DTC in writing at least seven days prior to the Auction Date relating to such Special Dividend Period of all details concerning the Special Dividend Period. If the new dividend for a Special Dividend Period is to be payable on more than one Dividend Payment Date, such notice shall state all such Dividend Payment Dates and payment factors associated with such Dividend Period. The Auction Agent shall also notify DTC of each upcoming Dividend Payment Date on the business day after the preceding Dividend Payment Date.

                  (b) The Fund will notify DTC, at least 10 business days prior to the payment date for an Additional Dividend (as defined in the Prospectus) in respect of shares of any series of APS, of (i) the record date for Holders of shares of such series of APS entitled to receive Additional Dividends, (ii) the amount of Additional Dividends payable on a per share basis to such Holders and
(ii) the CUSIP number set forth on the share certificate representing shares of such series of APS.



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                  If you are in agreement with the terms of this Letter
Agreement, please execute the Letter Agreement in the space provided below.

                                    Very truly yours,

                                    VAN KAMPEN MERRITT ADVANTAGE
                                         MUNICIPAL INCOME TRUST II

                                    By:  /s/ Ronald A. Nyberg
                                         --------------------
                                    Name:  Ronald A. Nyberg
                                    Title: Vice President and Secretary


                                    BANKERS TRUST COMPANY
                                          as auction agent

                                    By:  /s/ Sandra Becker
                                         -----------------
                                    Name:  Sandra Becker
                                    Title:  A.T.

Accepted as of the date
first written above

THE DEPOSITORY TRUST COMPANY

By:  /s/ Richard B. Nesson
     ---------------------
Name:  Richard B. Nesson
Title:  General Counsel

Enclosures

cc:      Goldman, Sachs & Co.
         Smith Barney Shearson Inc.
         PaineWebber Incorporated
         Prudential Securities Incorporated
         Kidder, Peabody & Co. Incorporated
         A.G. Edwards & Sons, Inc.